                                                                     Exhibit (g)
                             CUSTODIAN  AGREEMENT

                                    between

                              HUNTINGTON VA FUNDS

                                      and

                         THE HUNTINGTON NATIONAL BANK

                               TABLE OF CONTENTS

                                                                                            Page
1.   Employment of Custodian and Property to be Held by It..................................   1

2.   Duties of the Custodian With Respect to Property of the Funds Held
     by the Custodian.......................................................................   1
               2.1     Holding Securities...................................................   1
                       ------------------
               2.2     Delivery of Securities...............................................   2
                       ----------------------
               2.3     Registration of Securities...........................................   4
                       --------------------------
               2.4     Bank Accounts........................................................   4
                       -------------
               2.5     Payments for Shares..................................................   5
                       -------------------
               2.6     Availability of Federal Funds........................................   5
                       -----------------------------
               2.7     Collection of Income.................................................   5
                       --------------------
               2.8     Payment of Fund Moneys...............................................   6
                       ----------------------
               2.9     Liability for Payment in Advance of Receipt of Securities
                       ---------------------------------------------------------
                       Purchased............................................................   7
                       ---------
               2.10    Payments for Repurchases or Redemptions of Shares of a
                       ------------------------------------------------------
                       Fund.................................................................   7
                       ----
               2.11    Appointment of Agents................................................   7
                       ---------------------
               2.12    Deposit of Fund Assets in Securities System..........................   8
                       -------------------------------------------
               2.13    Segregated Account...................................................   9
                       ------------------
               2.14    Joint Repurchase Agreements..........................................  10
                       ---------------------------
               2.15    Ownership Certificates for Tax Purposes..............................  10
                       ---------------------------------------
               2.16    Proxies..............................................................  10
                       -------
               2.17    Communications Relating to Fund Portfolio Securities.................  10
                       ----------------------------------------------------
               2.18    Proper Instructions..................................................  11
                       -------------------
               2.19    Actions Permitted Without Express Authority..........................  11
                       -------------------------------------------
               2.20    Evidence of Authority................................................  11
                       ---------------------
               2.21    Notice to Trust by Custodian Regarding Cash Movement.................  12
                       ----------------------------------------------------

3.   Duties of Custodian With Respect to the Books of Account and
     Calculation of Net Asset Value and Net Income..........................................  12

4.   Records................................................................................  12

5.   Opinion of Trust's Independent Public Accountants......................................  13

6.   Reports to Trust by Independent Public Accountants.....................................  13

7.   Compensation of Custodian............................................ 13

8.   Responsibility of Custodian.......................................... 13

9.   Effective Period, Termination and Amendment.......................... 15

10.  Successor Custodian.................................................. 15

11.  Interpretive and Additional Provisions............................... 16

12.  Ohio Law to Apply.................................................... 16

13.  Notices.............................................................. 16

14.  Counterparts......................................................... 16

15.  Limitations of Liability............................................. 17

                              CUSTODIAN AGREEMENT


     THIS AGREEMENT is made as of the_____ day of __________________, 1999 between HUNTINGTON VA FUNDS (the "Trust"), a Massachusetts business trust, on behalf of its portfolios (hereinafter collectively called the "Funds" and individually referred to as a "Fund"), and THE HUNTINGTON NATIONAL BANK, a national banking association (hereinafter called the "Custodian").

     WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   Employment of Custodian and Property to be Held by It

     The Trust hereby employs the Custodian as the custodian of the assets of each of the Funds of the Trust. Except as otherwise expressly provided herein, the securities and other assets of each of the Funds shall be segregated from the assets of each of the other Funds and from all other persons and entities. The Trust will deliver to the Custodian all securities and cash owned by the Funds and all payments of income, payments of principal or capital distributions received by them with respect to all securities owned by the Funds from time to time, and the cash consideration received by them for shares of beneficial interest ("Shares") of the Funds as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Funds held or received by the Funds and not delivered to the Custodian.

     Upon receipt of "Proper Instructions" (within the meaning of Section 2.18), the Custodian shall from time to time employ one or more sub-custodians upon the terms specified in the Proper Instructions.

2. Duties of the Custodian With Respect to Property of the Funds Held by the Custodian

     2.1  Holding Securities. The Custodian shall hold and physically segregate
          ------------------
          for the account of each Fund all non-cash property, including all securities owned by each Fund, other than securities which are maintained pursuant to Section 2.12 in a Securities System (as defined below), or securities which are subject to a joint repurchase agreement with affiliated funds pursuant to Section 2.14. The Custodian shall maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof, and shall conduct periodic physical inspections of certificates representing stocks, bonds and other securities held by it under this Agreement in such manner as the Custodian shall determine from time to time to be advisable in order to verify the accuracy of such inventory. With respect to securities held by any agent appointed pursuant to Section 2.11 hereof, and with respect to securities held by any sub-custodian appointed pursuant to Section 1 hereof, the Custodian may rely upon certificates from such agent as to the holdings of such agent and from such sub-custodian as to the holdings of such sub-custodian, it being understood that such reliance in no way relieves the Custodian of its responsibilities under this Agreement. The Custodian will promptly report to the Trust the results of such inspections, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

     2.2  Delivery of Securities.  The Custodian shall release and deliver
          ----------------------
          securities owned by a Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

          (1) Upon sale of such securities for the account of a Fund and receipt of payment therefor;

          (2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Trust;

          (3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 1 hereof;

          (4) To the depository agent in connection with tender or other similar offers for portfolio securities of a Fund, in accordance with the provisions of Section 2.17 hereof;

          (5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable;

               provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

          (6) To the issuer thereof, or its agent, for transfer into the name of a Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

          (7) Upon the sale of such securities for the account of a Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery custom"; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own failure to act in accordance with the standard of reasonable care or any higher standard of care imposed upon the Custodian by any applicable law or regulation if such above-stated standard of reasonable care were not part of this Agreement;

          (8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          (9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          (10) For delivery in connection with any loans of portfolio securities of a Fund, but only against receipt of adequate collateral in the
                          --------
               form of (a) cash, in an amount specified by the Trust, (b) certificated securities of a description specified by the Trust, registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer, or (c) securities of a description specified by the Trust, transferred through a Securities System in accordance with
               Section 2.12 hereof;

          (11) For delivery as security in connection with any borrowings requiring a pledge of assets by a Fund, but only against receipt
                                                       --------
               of amounts borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released for the purpose;

          (12) For delivery in accordance with the provisions of any agreement among the Trust or a Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for a Fund;

          (13) For delivery in accordance with the provisions of any agreement among the Trust or a Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission or any similar organization or organizations, regarding account deposits in connection with transaction for a Fund;

          (14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for a Fund, for delivery to such Transfer

               Agent or to the holders of shares in connection with distributions in kind, in satisfaction of requests by holders of Shares for repurchase or redemption; and

          (15) For any other proper corporate purpose, but only upon receipt of,
                                                       --------
               in addition to Proper Instructions, a certified copy of a resolution of the Trustees of the Trust on behalf of a Fund signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

     2.3  Registration of Securities. Securities held by the Custodian (other
          --------------------------
          than bearer securities) shall be registered in the name of a particular Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Trust has authorized in writing the
                       ------
          appointment of a nominee to be used in common with other registered investment companies affiliated with the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to
          Section 1. All securities accepted by the Custodian on behalf of a Fund under the terms of this Agreement shall be in "street name" or other good delivery form.

     2.4  Bank Accounts.  The Custodian shall open and maintain a separate bank
          -------------
          account or accounts in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of each Fund, other than cash maintained in a joint repurchase account with other affiliated funds pursuant to Section 2.14 of this Agreement or by a particular Fund in a bank account established and used in accordance with Rule 17f-3 or any successor provision under the Investment Company Act of 1940, as amended, (the "1940 Act"). Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company
                     --------
          shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees ("Board") of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian for the Fund and shall be withdrawable by the Custodian only in that capacity. If requested by the Trust, the Custodian shall furnish the Trust, not later than twenty (20) days after the last business day of each month, an internal reconciliation of the closing balance as of that day in all accounts described in this section to the balance shown on the daily cash report for that day rendered to the Trust.

     2.5  Payments for Shares. The Custodian shall make such arrangements with
          -------------------
          the Transfer Agent of each Fund as will enable the Custodian to receive the cash consideration due to each Fund and will deposit into each Fund's account such payments as are received from the Transfer Agent. The Custodian will provide timely notification to the Trust and the Transfer Agent of any receipt by it of payments for Shares of the respective Fund.

     2.6  Availability of Federal Funds. Upon mutual agreement between the Trust
          -----------------------------
          and the Custodian, the Custodian shall make federal funds available to the Funds as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks, clearing house funds, and other non-federal funds received in payment for Shares of the Funds which are deposited into the Funds' accounts.

     2.7  Collection of Income
          --------------------

          (1) The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to each Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The collection of income due the Funds on securities loaned pursuant to the provisions of Section 3 shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which each Fund is properly entitled.

          (2) The Trust shall promptly notify the Custodian whenever income due on securities is not collected in due course and will provide the Custodian with monthly reports of the status of past due income. The Trust will furnish the Custodian with a weekly report of accrued/past due income for the Fund. Once an item is identified as past due and the Trust has furnished the necessary claim documentation to the Custodian, the Custodian will then initiate a claim on behalf of the Trust. The Custodian will furnish the Trust with a status report monthly unless the parties otherwise agree.

     2.8  Payment of Fund Moneys. Upon receipt of Proper Instructions, which may
          ----------------------
          be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of each Fund in the following cases only:

          (1) Upon the purchase of securities, futures contracts or options on futures contracts for the account of a Fund but only (a) against the delivery of such securities, or evidence of title to futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose pursuant to Section 2.11 hereof) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in
               Section 2.3 hereof or in proper form for transfer, (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof or (c) in the case of repurchase agreements entered into between the Trust and any other party, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase for the account of the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;

          (2) In connection with conversion, exchange or surrender of securities owned by a Fund as set forth in Section 2.2 hereof;

          (3) For the redemption or repurchase of Shares of a Fund issued by the Trust as set forth in Section 2.10 hereof;

          (4) For the payment of any expense or liability incurred by a fund, including but not limited to the following payments for the account of the fund: Interest; taxes; management, accounting, transfer agent and legal fees; and operating expenses of the Fund, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

          (5) For the payment of any dividends on Shares of a Fund declared pursuant to the governing documents of the Trust;

          (6) For payment of the amount of dividends received in respect of securities sold short;

          (7)  For any other proper purpose, but only upon receipt of, in
                                             --------
               addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees of the Trust on behalf of a Fund signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

     2.9  Liability for Payment in Advance of Receipt of Securities Purchased.
          -------------------------------------------------------------------
          In any and every case where payment for purchase of securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased, in the absence of specific written instructions from the Trust to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

     2.10 Payments for Repurchases or Redemptions of Shares of a Fund. From such
          -----------------------------------------------------------
          funds as may be available for the purpose of repurchasing or redeeming Shares of a Fund, but subject to the limitations of the Declaration of Trust and any applicable votes of the Trustees of the Trust pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares of such Fund who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares including without limitation through bank drafts, automated clearinghouse facilities, or by other means. In connection with the redemption or repurchase of Shares of the Funds, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.

     2.11 Appointment of Agents.  The Custodian may at any time or times in its
          ---------------------
          discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act and any applicable state law or regulation, to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however,
                                                  --------
          that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

     2.12 Deposit of Fund Assets in Securities System. The Custodian may deposit
          -------------------------------------------
          and/or maintain securities owned by the Funds in a clearing agency registered with the Securities and Exchange Commission ("SEC") under
          Section 17A or any successor provision of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, each referred to herein as "Securities System," in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

          (1) The Custodian may keep securities of each Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

          (2) The records of the Custodian with respect to securities of the Funds which are maintained in a Securities System shall identify by book-entry those securities belonging to each Fund;

          (3) The Custodian shall pay for securities purchased for the account of each Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of a Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Trust at its request. Upon request, the Custodian shall furnish the Trust confirmation of each transfer to or from the account of a Fund in the form of a written advice or notice and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of a Fund;

          (4) The Custodian shall provide the Trust with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

          (5) The Custodian shall have received the initial certificate, required by Section 9 hereof;

          (6) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to a Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that a Fund has not been made whole for any such loss or damage; and

          (7) The authorization contained in this Section 2.12 shall not relieve the Custodian from using reasonable care and diligence in making use of any Securities System.

     2.13 Segregated Account.  The Custodian shall upon receipt of Proper
          ------------------
          Instructions establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange
          Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for a Fund, (ii) for purpose of segregating cash or government securities in connection with options purchased, sold or written for a Fund or commodity futures contracts or options thereon purchased or sold for a Fund, (iii) for the purpose of compliance by the Trust or a Fund with the procedures required by any release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in
                                                                  --------
          the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account. and declaring such purposes to be proper corporate purposes.

     2.14 Joint Repurchase Agreements. Upon the receipt of Proper Instructions,
          ---------------------------
          the Custodian shall deposit and/or maintain any assets of a Fund and any affiliated funds which are subject to joint repurchase transactions in an account established solely for such transactions for the Fund and its affiliated funds. For purposes of this Section 2.14, "affiliated funds" shall include all investment companies and their portfolios for which subsidiaries or affiliates of The Huntington National Bank serve as investment advisers, distributors or administrators in accordance with applicable exemptive orders from the SEC. The requirements of segregation set forth in Section 2.1 shall be deemed to be waived with respect to such assets.

     2.15 Ownership Certificates for Tax Purposes.  The Custodian shall execute
          ---------------------------------------
          ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of a Fund held by it and in connection with transfers of securities.

     2.16 Proxies.  The Custodian shall, with respect to the securities held
          -------
          hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of a Fund or a nominee of a Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such securities.

     2.17 Communications Relating to Fund Portfolio Securities. The Custodian
          ----------------------------------------------------
          shall transmit promptly to the Trust and the investment adviser of the Trust all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Trust. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust and the investment adviser of the Trust all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Trust or the investment adviser of the Trust desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Trust shall notify the Custodian in writing at least three business days prior to the date on which the Custodian is to take such action. However, the Custodian shall nevertheless exercise its best efforts to take such action in the event that notification is received three business days or less prior to the date on which action is required. For securities which are not held in nominee name, the Custodian will act as a secondary source of information and will not be responsible for providing corporate action notification to the Trust.

     2.18 Proper Instructions. Proper Instructions as used throughout this
          -------------------
          Section 2 means a writing signed or initialed by one or more person or persons as the Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Trustees accompanied by a detailed description of procedures approved by the Trustees, Proper Instructions may include communications effected directly between electromechanical or electronic devices provided that the Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for a Fund's assets.

     2.19 Actions Permitted Without Express Authority.  The Custodian may in its
          -------------------------------------------
          discretion, without express authority from the Trust:

          (1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Trust in such form that it may be allocated to the affected Fund;

          (2) surrender securities in temporary form for securities in definitive form;

          (3) endorse for collection, in the name of a Fund, checks, drafts and other negotiable instruments; and

          (4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of each Fund except as otherwise directed by the Trust.

     2.20 Evidence of Authority. The Custodian shall be protected in acting upon
          ---------------------
          any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed on behalf of a Fund. The Custodian may receive and accept a certified copy of a vote of the Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination of or any action by the Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

     2.21 Notice to Trust by Custodian Regarding Cash Movement. The Custodian
          ----------------------------------------------------
          will provide timely notification to the Trust of any receipt of cash, income or payments to the Trust and the release of cash or payment by the Trust.

3. Duties of Custodian With Respect to the Books of Account and Calculation of Net Asset Value and Net Income

     The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trustees of the Trust to keep the books of account of each Fund and/or compute the net asset value per share of the outstanding Shares of each Fund or, if directed in writing to do so by the Trust, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of a Fund as described in the Fund's currently effective prospectus and Statement of Additional Information ("Prospectus") and shall advise the Trust and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of a Fund shall be made at the time or times described from time to time in the Fund's currently effective Prospectus.

4.   Records

     The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust and the Funds under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-l and 31a-2 thereunder or any successor provisions, and specifically including identified cost records used for tax purposes. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and upon notice to the Trust, employees and agents of the SEC. In the event of termination of this Agreement, the Custodian will deliver all such records to the Trust to a successor Custodian, or to such other person as the Trust may direct. The Custodian shall supply daily to the Trust a tabulation of securities owned by a Fund and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

In addition, the Custodian shall electronically transmit daily to the Trust information pertaining to security trading and other investment activity and all other cash activity of a Fund.

5.   Opinion of Trust's Independent Public Accountants

     The Custodian shall take all reasonable action to obtain from year to year favorable opinions from independent public accountants with respect to its activities hereunder in connection with the preparation of the Trust's registration statement, periodic reports, or any other reports to the SEC and with respect to any other requirements of the SEC.

6.   Reports to Trust by Independent Public Accountants

     The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants for each Fund on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian for the Trust under this Agreement; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust, to provide reasonable assurance that any material inadequacies would be disclosed by such examination and, if there are no such inadequacies, the reports shall so state.

7.   Compensation of Custodian

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust and the Custodian, and as reflected on Schedule A attached hereto.

8.   Responsibility of Custodian

     The Custodian shall be held to a standard of reasonable care in carrying out the provisions of this Agreement; provided, however, that the Custodian shall be held to any higher standard of care which would be imposed upon the Custodian by any applicable law or regulation if such above stated standard of reasonable care was not part of this Agreement. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without negligence. Subject to the limitations set forth in Section 15 hereof, the Custodian shall be kept indemnified by the Trust but only from the assets of the Fund involved in the issue at hand and be without liability for any action taken or thing done by it that is reasonably related to its responsibility to carry out the terms and provisions of this Agreement in accordance with the above standards.

     In order that the indemnification provisions contained in this Section 8 shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or save the Custodian harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification. The Trust shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify the Custodian and thereupon the Trust shall take over complete defense of the claim, and the Custodian shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Section. The Custodian shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Custodian except with the Trust's prior written consent.

     Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Trust.

     If the Trust requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to a Fund being liable for the payment of money or incurring liability of some other form, the Custodian may request the Trust, as a prerequisite to requiring the Custodian to take such action, to provide indemnity to the Custodian in an amount and form satisfactory to the Custodian.

     Subject to the limitations set forth in Section 15 hereof, the Trust agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including reasonable counsel fees) (referred to herein as authorized charges) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from it or its nominee's own failure to act in accordance with the standard of care set forth herein or any higher standard of care which would be imposed upon the Custodian by any applicable law or regulation if such above-stated standard of care were not part of this Agreement. To secure any authorized charges and any advances of cash or securities made by the Custodian to or for the benefit of a Fund for any purpose which results in the Fund incurring an overdraft at the end of any business day or for extraordinary or emergency purposes during any business day, the Trust hereby grants to the Custodian a security interest in and pledges to the Custodian securities held for the Fund by the Custodian in an amount not to exceed 10 percent of the Fund's gross assets, the specific securities to be designated in writing from time to time by the Trust or the Fund's investment adviser. Should the Trust fail to make such designation, or should it instruct the Custodian to make advances exceeding the percentage amount set forth above and should the Custodian do so, the Trust hereby agrees that the Custodian shall have a security interest in all securities or other property purchased for a Fund with the advances by the Custodian, which securities or property shall be deemed to be pledged to the Custodian, and the written instructions of the Trust instructing their purchase shall be considered the requisite description and designation of the property so pledged for purposes of the requirements of the Uniform Commercial Code. Should the Trust fail to cause a Fund to repay promptly any authorized charges or advances of cash or securities, subject to the provision of the second paragraph of this Section 8 regarding indemnification, the Custodian shall be entitled to use available cash and to dispose of pledged securities and property as is necessary to repay any such advances.

9.   Effective Period, Termination and Amendment

     This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided,
                                                                 --------
however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Trustees of the Trust have approved this Agreement; provided
                                                                       --------
further, however, that the Trust shall not amend or terminate this Agreement in
-------
contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Trust may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of the Agreement, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its reasonable costs, expenses and disbursements incurred in connection with its performance of this agreement through the date of termination.

10.  Successor Custodian

     If a successor custodian shall be appointed by the Trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder for each Fund and shall transfer to separate accounts of the successor custodian all of each Fund's securities held in a Securities System.

     If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Trustees of the Trust, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

     In the event that no written order designating a successor custodian or certified copy of a vote of the Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $100,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement for each Fund and to transfer to separate accounts of such successor custodian all of each Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.  Interpretive and Additional Provisions

     In connection with the operation of this Agreement, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions
                --------
shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

12.  Ohio Law to Apply

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of the state of Ohio.

13.  Notices

     Except as otherwise specifically provided herein, Notices and other writings delivered or mailed postage prepaid to the Trust or to the Custodian at Huntington Center, 41 South High Street, Columbus, Ohio 43287, or to such other address as the Trust or the Custodian may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

14.  Counterparts

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

15.  Limitations of Liability

     The Custodian is expressly put on notice of the limitation of liability as set forth in Article IV of the Declaration of Trust and agrees that the obligations and liabilities assumed by the Trust and any Fund pursuant to this Agreement, including, without limitation, any obligation or liability to indemnify the Custodian pursuant to Section 8 hereof, shall be limited in any case to the relevant Fund and its assets and that the Custodian shall not seek satisfaction of any such obligation from the shareholders of the relevant Fund, from any other Fund or its shareholders or from the Trustees, Officers, employees or agents of the Trust, or any of them. In addition, in connection with the discharge and satisfaction of any claim made by the Custodian against the Trust, for whatever reasons, involving more than one Fund, the Trust shall have the exclusive right to determine the appropriate allocations of liability for any such claim between or among the Funds.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the _____ day of ________________, 1999.



                                        HUNTINGTON VA FUNDS



                                        By:____________________________________

                                        THE HUNTINGTON NATIONAL BANK



                                        By:____________________________________

                                  SCHEDULE A
                                    to the
                              Custodian Agreement
                     dated as of __________________, 1999
                                    between
                              Huntington VA Funds
                                      and
                         The Huntington National Bank


     For its services under the Custodian and Recordkeeping Agreement, the Custodian will receive an annual fee as follows:

For Custody Services:
--------------------

0.026% of the average daily net assets of each of the following Huntington Variable Annuity Funds:

          Huntington VA Growth Fund
          Huntington VA Income Equity Fund

For Recordkeeping Services:
--------------------------

0.030% of the average daily net assets of each of the following Huntington Variable Annuity Funds:

          Huntington VA Growth Fund
          Huntington VA Income Equity Fund

All fees are to be accrued daily and paid monthly.


                                        HUNTINGTON VA FUNDS



                                        By:____________________________________


                                        THE HUNTINGTON NATIONAL BANK



                                        By:____________________________________